Exhibit (g)

CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

THIS AGREEMENT is made effective the 1st day of January, 2000 by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston Massachusetts 02110 (“State Street”), and PIMCO VARIABLE INSURANCE TRUST, a Delaware business trust having its principal office and place of business at 840 Newport Center Drive, Newport Beach, CA 92660 (“PVIT”).

WITNESSETH:

WHEREAS, PVIT desires to appoint State Street as custodian of the assets of its investment portfolio and as its agent to perform certain investment accounting and recordkeeping functions; and

WHEREAS, State Street is willing to accept such appointment on the terms and conditions hereinafter set forth;

NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.	APPOINTMENT OF CUSTODIAN AND AGENT. PVIT hereby constitutes and appoints State Street as:

A.	Custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by PVIT and delivered to State Street as custodian hereunder (“Assets”); and

B.	Agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31 a of the Investment Company Act of 1940, as amended (the “1940 Act”) and to calculate the net asset value of the Assets.

2.	REPRESENTATIONS AND WARRANTIES.

A.	PVIT hereby represents, warrants and acknowledges to State Street:

1.	That it is a trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

2.

That it has the requisite power and authority under applicable law and its trust instrument to enter into this Agreement; that it has taken all requisite action necessary to appoint State Street as custodian and investment accounting and recordkeeping agent, that this Agreement has been duly executed and delivered by PVIT; and that this Agreement constitutes a legal, valid and binding obligation of PVIT, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and general principles of equity.

B.	State Street hereby represents, warrants and acknowledges to PVIT:

1.	That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

2.	That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by State Street; and that this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and general principles of equity.

3.	DUTIES AND RESPONSIBILITIES OF THE PARTIES.

A.	Delivery of Assets. Except as permitted by the 1940 Act, PVIT will deliver or cause to be delivered to State Street on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of PVIT during the term hereof. State Street has no responsibility or liability whatsoever for or on account of assets not so delivered.

B.	Delivery of Accounts and Records. PVIT will turn over or cause to be turned over to State Street all accounts and records needed by State Street to fully and properly perform its duties and responsibilities hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records.

C.

Delivery of Assets to Third Parties. State Street will receive delivery of and keep safely the Assets segregated in a separate account. State Street will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions hereof or any agreement executed according to the terms of Section 3.P hereof. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as “Subcustodian”), State Street will create and maintain records identifying such Assets as belonging to PVIT. State Street is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which State Street remains responsible to the extent provided herein. State Street may participate directly or indirectly through a subcustodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by PVIT (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a “Depository” and collectively the “Depositories”). State Street will be responsible to PVIT for any loss, damage or expense suffered or incurred by PVIT resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to State Street. State Street shall be liable to PVIT for any loss or damage resulting from the use of a Depository arising by reason of any negligence, willful misconduct or bad faith on the part of State Street or any of its officers, employees or agents.

D.	Registration. State Street will at all times hold registered Assets in the name of State Street as custodian, PVIT, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so-called “street name;” provided that, in any event, State Street will hold all such Assets in an account of State Street as custodian containing only Assets of PVIT, or only assets held by State Street as a fiduciary or custodian for customers; and provided further, State Street’s records will at all times indicate the customer for which such Assets are held and the respective interests therein. If, however, PVIT directs State Street to maintain Assets in “street name”, notwithstanding anything contained herein to the contrary, State Street will be obligated only to utilize its best efforts to timely collect income due PVIT on such Assets and to notify PVIT of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion (“Corporate Actions”). All Assets and the ownership thereof by PVIT will at all times be identifiable on the records of State Street. PVIT agrees to hold State Street and its nominee harmless for any liability as a shareholder of record of securities held in custody.

E.	Exchange. Upon receipt of Instructions, State Street will exchange, or cause to be exchanged, Assets held for the account of PVIT for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, State Street is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that State Street will receive Instruction prior to surrendering any convertible security.

F.	Purchases of Investments — Other Than Options and Futures. On each business day on which PVIT makes a purchase of Assets other than options and futures, PVIT will deliver to State Street Instructions specifying with respect to each such purchase:

1.	The name of the issuer and description of the Asset;

2.	The number of shares and the principal amount purchased, and accrued interest, if any;

3.	The trade date;

4.	The settlement date;

5.	The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;

6.	The total amount payable upon such purchase;

7.	The name of the person from whom or the broker or dealer through whom the purchase was made; and

8.	Whether the Asset is to be received in certificated form or via a specified Depository.

In accordance with such Instructions, State Street will pay for out of monies held for PVIT, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of PVIT, except that State Street, or a Subcustodian, may in its sole discretion advance funds to PVIT which may result in an overdraft because the monies held on behalf of PVIT are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by PVIT, State Street will make such payment only upon receipt of Assets: (a) by State Street; (b) by a clearing corporation of a national exchange of which State Street is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) State Street may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers; provided that State Street’s instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) State Street may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) State Street may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

G.	Sales and Deliveries of Investments — Other Than Options and Futures. On each business day on which PVIT makes a sale of Assets other than options and futures, PVIT will deliver to State Street Instructions specifying with respect to each such sale:

1.	The name of the issuer and description of the Asset;

2.	The number of shares and principal amount sold, and accrued interest, if any;

3.	The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;

4.	The trade date;

5.	The settlement date;

6.	The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

7.	The total amount to be received by PVIT upon such sale; and

8.	The name and address of the broker or dealer through whom or person to whom the sale was made.

State Street will deliver or cause to be delivered the Assets thus designated as sold for the account of PVIT as specified in the Instructions. Except as otherwise instructed by PVIT, State Street will make such delivery upon receipt of (a) payment therefor in such form as is satisfactory to State Street; (b) credit to the account of State Street with a clearing corporation of a national securities exchange of which State Street is a member; or (c) credit to the account maintained by State Street on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) State Street will deliver Assets held in physical form in accordance with “street delivery custom” to a broker or its clearing agent; or (ii) State Street may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice.

H.	Purchases or Sales of Options and Futures. On each business day on which PVIT makes a purchase or sale of the options and/or futures listed below, PVIT will deliver to State Street Instructions specifying with respect to each such purchase or sale:

1.	If applicable, the name of the Portfolio making such purchase or sale;

2.	In the case of security options:

a.	The underlying security;

b.	The price at which purchased or sold;

c.	The expiration date;

d.	The number of contracts;

e.	The exercise price;

f.	Whether the transaction is an opening, exercising, expiring or closing transaction;

g.	Whether the transaction involves a put or call;

h.	Whether the option is written or purchased;

i.	Market on which option traded; and

j.	Name and address of the broker or dealer through whom the sale or purchase was made.

3.	In the case of options on indices:

a.	The index;

b.	The price at which purchased or sold;

c.	The exercise price;

d.	The premium;

e.	The multiple;

f.	The expiration date;

g.	Whether the transaction is an opening, exercising, expiring or closing transaction;

h.	Whether the transaction involves a put or call;

i.	Whether the option is written or purchased; and

j.	The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

4.	In the case of security index futures contracts:

a.	The last trading date specified in the contract and, when available, the closing level, thereof;

b.	The index level on the date the contract is entered into;

c.	The multiple;

d.	Any margin requirements;

e.	The need for a segregated margin account (in addition to Instructions, and if not already in the possession of State Street, PVIT will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by this reference); and

f.	The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

5.	In the case of options on index future contracts:

a.	The underlying index future contract;

b.	The premium;

c.	The expiration date;

d.	The number of options;

e.	The exercise price;

f.	Whether the transaction involves an opening, exercising, expiring or closing transaction;

g.	Whether the transaction involves a put or call;

h.	Whether the option is written or purchased; and

i.	The market on which the option is traded.

I.	Assets Pledged or Loaned. If specifically allowed for in PVIT’s prospectus, and subject to such additional terms and conditions as State Street may require:

1.	Upon receipt of Instructions, State Street will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by PVIT; provided, however, that State Street will release Assets only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, State Street will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

2.	Upon receipt of Instructions, State Street will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with State Street of full cash collateral as specified in such Instructions, and that PVIT will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, State Street will release the cash collateral to the borrower.

J.	Routine Matters. State Street will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from PVIT.

K.	Deposit Accounts. State Street will open and maintain one or more special purpose deposit accounts for PVIT in the name of State Street in such banks or trust companies (including, without limitation, affiliates of State Street) as may be designated by it or PVIT in writing (“Accounts”), subject only to draft or order by State Street upon receipt of Instructions. State Street will deposit all monies received by State Street from or for the account of PVIT in an Account maintained for PVIT. Subject to Section 5.K hereof, State Street agrees:

1.	To make Fed Funds available to PVIT at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

2.	To make funds available immediately upon a deposit made by Federal Reserve wire; and

3.	To make funds available on the next business day after deposit of ACH wires.

L.	Income and Other Payments. State Street will:

1.	Collect, claim and receive and deposit for the account of PVIT all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of PVIT in accordance with the schedule attached hereto as Exhibit A. If, for any reason, PVIT is credited with income that is not subsequently collected, State Street may reverse that credited amount. If monies are collected after such reversal, State Street will credit PVIT in that amount;

2.	Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

3.	Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which State Street has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of PVIT, of all checks, drafts or other negotiable instruments.

State Street, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. State Street will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

M.	Proxies and Notices. State Street will promptly deliver or mail or have delivered or mailed to PVIT all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by State Street, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

N.	Disbursements. State Street will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of PVIT (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors’ fees, transfer agents’ fees, brokerage commissions, compensation to personnel, and other operating expenses of PVIT) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

O.	Daily Statement of Accounts. State Street will, within a reasonable time, render to PVIT a detailed statement of the amounts received or paid and of Assets received or delivered for the account of PVIT during each business day. State Street will maintain such books and records as are necessary to enable it to render, from time to time upon request by PVIT, a detailed statement of the Assets. State Street will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by PVIT, including its independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, State Street will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of PVIT.

P.	Appointment of Subcustodians. Notwithstanding any other provisions hereof:

1.	All or any of the Assets may be held in State Street’s own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of State Street) acting as Subcustodians as may be selected by State Street. Any such Subcustodian selected by State Street must have the qualifications required for a custodian under the 1940 Act. State Street will be responsible to PVIT for any loss, damage or expense suffered or incurred by PVIT resulting from the actions or omissions of any Subcustodians selected and appointed by State Street (except Subcustodians appointed at the request of PVIT and as provided in Subsection 2 below) to the same extent State Street would be responsible to PVIT hereunder if it committed the act or omission itself.

2.

Upon request of PVIT, State Street will contract with other Subcustodians reasonably acceptable to State Street for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by PVIT; provided, however, that State Street will be responsible to PVIT for any loss, damage or expense suffered or incurred by PVIT resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to State Street. PVIT may review State Street’s contracts with such Subcustodians.

Q.	Foreign Custody Manager.

1.	Definitions. Capitalized terms in this Section Q have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment; financial infrastructure (including financial institutions such as any Mandatory Securities Depositories (but not Eligible Foreign Custodians) operating in the country); prevailing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

“Foreign Assets” means any of PVIT’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by PVIT to be reasonably necessary to effect PVIT’s transactions in such investments.

“Foreign Custody Manager” or “FCM” has the meaning set forth in Section (a)(2) of Rule 17f-5.

“Mandatory Securities Depository” means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if PVIT’s manager determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

2.	Delegation to State Street as FCM. PVIT, pursuant to resolution adopted by its Board of Directors (“Board”), hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section Q with respect to Foreign Assets held outside the United States, and State Street hereby accepts such delegation, as FCM of PVIT.

3.	Countries Covered. The FCM is responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit D hereto, which may be amended from time to time by the FCM. The FCM will list on Exhibit D the Eligible Foreign Custodians selected by the FCM to maintain the assets of PVIT. Mandatory Securities Depositories are listed on Exhibit E hereto, which Exhibit E may be amended from time to time by the FCM. The FCM will provide amended versions of Exhibits D and E in accordance with subsection 7 of this Section Q.

Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Exhibit D, and the fulfillment by PVIT of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of PVIT with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to State Street as FCM for that country is deemed to have been withdrawn and State Street will immediately cease to be the FCM of PVIT with respect to that country unless a substitute Eligible Foreign Custodian is identified and added to Exhibit D.

The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to PVIT. Commencing sixty (60) days (or such longer period as to which the parties agree in writing) after receipt of any such notice by PVIT, State Street will have no further responsibility as FCM to PVIT with respect to the country as to which State Street’s acceptance of delegation is withdrawn.

4.	Scope of Delegated Responsibilities.

a.	Selection of Eligible Foreign Custodians. Subject to the provisions of this Section Q, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit D, as amended from time to time.

In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5)(1)(i) through (iv).

b.	Contracts With Eligible Foreign Custodians. The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country and referred to in the second paragraph of Section 4.a. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(i)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said (A) through (F) in their entirety.

c.	Monitoring. In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian as provided in Section 4.a. and (b) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian as provided in Section 4.b. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with subsection 7 of this Section Q.

5.	Guidelines for the Exercise of Delegated Authority. For purposes of this Section Q, the Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as FCM of PVIT, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. PVIT and State Street each expressly acknowledge that the FCM will not be delegated any responsibilities under this Section Q with respect to Mandatory Securities Depositories.

6.	Standard of Care as FCM. In performing the responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

7.	Reporting Requirements. The FCM will report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Exhibits D and E at the end of the calendar quarter in which an amendment to either Exhibit has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of PVIT described in this Section Q promptly following after the occurrence of the material change.

8.	Representations with Respect to Rule 17f-5. The FCM represents to PVIT that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5.

PVIT represents to State Street that the Board has determined that it is reasonable for it to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the FCM of PVIT.

Each party represents that it will in good faith negotiate revised terms for this Agreement to reflect future guidance from the SEC staff or regulatory amendments affecting Rule 17f-5.

9.	Effective Date and Termination of State Street as FCM. The Board’s delegation to State Street as FCM will be effective as of the effective date of the 1997 Amendments to Rule 17f-5 and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of subsection 3 of this Section Q govern the delegation to and termination of State Street as FCM of PVIT with respect to designated countries.

R.

Accounts and Records. State Street will prepare and maintain, with the direction and as interpreted by PVIT, its accountants and/or other advisors, in complete, accurate and current form all accounts and records: (1) required to be maintained by PVIT with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required to be maintained as a basis for calculation of PVIT’s net asset value; and (3) as otherwise agreed upon by the parties. PVIT will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act or the regulations thereunder. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or the regulations thereunder or for such longer period as is agreed upon by the parties. PVIT will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records, including Corporate Actions, when such information is not readily available from generally accepted securities industry services or publications.

S.	Accounts and Records Property of PVIT. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of PVIT, and will be made available to PVIT for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist PVIT’s independent auditors, or upon approval of PVIT, or upon demand, any regulatory body, in any requested review of PVIT’s accounts and records but PVIT will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from PVIT of the necessary information or instructions, State Street will supply information from the books and records it maintains for PVIT that PVIT needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as PVIT and State Street agree upon from time to time.

T.	Adoption of Procedures. State Street and PVIT hereby adopt the Funds Transfer Operating Guidelines attached hereto as Exhibit B. State Street and PVIT may from time to time adopt such additional procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by PVIT, its accountants or other advisors conflicts with or violates any requirements of the prospectus or registration statement, trust instrument, any applicable law, rule or regulation, or any order, decree or agreement by which PVIT may be bound. PVIT will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street’s performance of its responsibilities hereunder or its related operational policies and procedures as they relate to PVIT in a manner different from or in addition to requirements applicable to investment companies registered under the 1940 Act in general.

U.	Calculation of Net Asset Value. PVIT will give Instructions to State Street specifying the outside pricing sources to be utilized as sources of Asset prices (“Pricing Sources”). In the event that PVIT specifies Reuters America, Inc., it will enter into the Agreement attached hereto as Exhibit C. State Street will calculate PVIT’s net asset value, in accordance with PVIT’s prospectus or registration statement. State Street will price the Assets, including foreign currency holdings, for which market quotations are available from the Pricing Sources; all other Assets will be priced in accordance with PVIT’s Instructions.

V.

Advances. PVIT will pay on demand any advance of cash or securities made by State Street or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of PVIT. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, PVIT hereby grants State Street and such Subcustodian a lien on and security interest in all of the Assets at any time held for the account, including without limitation all Assets acquired with the amount advanced. Should PVIT fail to promptly repay the advance, PVIT agrees that State Street and such Subcustodian may utilize available cash and dispose of the Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges; provided, however, that prior to such utilization and disposition, (1) State Street or Subcustodian has given PVIT 2 days’ notice of the amount due and of its intent to so utilize and dispose of custodied Assets; and (ii) PVIT shall not have satisfied the obligation. During such 2 day notice period, PVIT shall have the option to direct State Street or such Subcustodian by written notice regarding which and in what priority order custodied Assets are to be utilized and disposed of.

W.	Exercise of Rights; Tender Offers. Upon receipt of Instructions, State Street will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to State Street; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to State Street or the tendered securities are to be returned to State Street.

X.	Fund Shares.

1.	PVIT will deliver to State Street Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of beneficial interest, as the case may be, of PVIT (“Fund Shares”) by PVIT. On the date specified in such Instruction, State Street will pay out of the monies held for the account of PVIT, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for PVIT, the amount specified in such Instructions.

2.	Whenever Fund Shares are repurchased or redeemed by PVIT, PVIT or its agent will give State Street Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, State Street will charge such aggregate dollar amount to the account of PVIT and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. State Street has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

3.	Whenever Fund Shares are purchased from PVIT, PVIT will deposit or cause to be deposited with State Street the amount received for such shares. State Street has no duty or responsibility to determine that Fund Shares purchased from PVIT have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.	INSTRUCTIONS.

A.	The term “Instructions”, as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which State Street reasonably believes were given by a designated representative of PVIT. PVIT will deliver to State Street, prior to delivery of any Assets to State Street and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of PVIT, which Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for PVIT and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If PVIT fails to provide State Street any such Instructions naming designated representatives, any Instructions received by State Street from a person reasonably believed to be an appropriate representative of PVIT will constitute valid and proper Instructions hereunder. “Designated representatives” may include PVIT’s employees and agents, including investment managers and their employees.

B.	No later than the next business day immediately following each oral Instruction, PVIT will send State Street written confirmation of such oral Instruction. At State Street’s sole discretion, State Street may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

C.	PVIT will provide, upon State Street’s request, a certificate signed by an officer or designated representative of PVIT, as conclusive proof of any fact or matter required to be ascertained from PVIT hereunder. PVIT will also provide State Street Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of PVIT’s accountants or counsel, it may in its discretion, with notice to PVIT, not act according to such Instructions.

5.	LIMITATION OF LIABILITY OF STATE STREET.

A.	State Street shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. PVIT is not responsible or liable for, and State Street will indemnify and hold PVIT harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by PVIT or for which PVIT may be held to be liable, arising out of or attributable to State Street’s failure to comply with the terms of this Agreement or arising out of State Street’s (or its agents’ or delegees’) negligence, willful misconduct, or bad faith.

B.	State Street is not responsible or liable for, and PVIT will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

1.	State Street’s action or omission to act pursuant hereto; provided that State Street has acted or failed to act in good faith and with due diligence and reasonable care; and provided further, that neither party is liable to the other for consequential, special, or punitive damages in any event.

2.	State Street’s payment of money as requested by PVIT, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies in its sole discretion.

3.	State Street’s action or omission to act hereunder in reasonable reliance upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by State Street by means of the Systems, as hereinafter defined, or any electronic system of communication.

4.	State Street’s action or omission to act in good faith reliance on the advice or opinion of counsel for PVIT or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by State Street from counsel for PVIT at the expense of PVIT or from State Street’s counsel at its own expense, or on the Instructions, advice or statements of any officer or employee of PVIT, or its accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted.

5.	The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into:

a.	The validity of the issue of any securities purchased by or for PVIT, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by PVIT to be received by State Street, or the propriety of the decision to purchase or the amount paid therefor;

b.	The legality of the sale of any securities or foreign currency positions by or for PVIT, or the propriety of the amount for which the same are sold; or

c.	The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by either Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

6.	Any error, omission, inaccuracy or other deficiency in PVIT’s accounts and records or other information provided by or on behalf of PVIT to State Street, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by PVIT to price the Assets, or the failure of PVIT to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform hereunder.

7.	PVIT’s refusal or failure to comply with the terms hereof (including without limitation PVIT’s failure to pay or reimburse State Street under Section 5 or 6 hereof), PVIT’s negligence or willful misconduct, or the failure of any representation or warranty of PVIT hereunder to be and remain true and correct in all respects at all times.

8.	The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by PVIT or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made exclusively available to PVIT, except to the extent attributable to any negligence or willful misconduct by State Street.

9.	Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by State Street on behalf of PVIT until actually received; provided, however, that State Street will advise PVIT promptly if it fails to receive any such money in the ordinary course of business and will cooperate with PVIT toward the end that such money is received.

10.	Except as provided in Section 3.P hereof, and subject to Section 5.B.1 hereof, loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom State Street may deal.

11.	The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity’s reasonable control or ability to take preemptive measures against, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

6.	COMPENSATION. In consideration for its services hereunder, State Street will be paid the compensation set forth in a separate fee schedule, incorporated herein by this reference, to be agreed to by PVIT and State Street from time to time, and reimbursement for State Street’s cash disbursements and reasonable out-of-pocket costs and expenses, including attorney’s fees, incurred by State Street in connection with the performance of services hereunder, on demand. State Street, subject to Section 10 hereof, may charge such compensation against monies held by it for the accounts of PVIT following notice to PVIT. State Street will, subject to Section 10 hereof, be entitled to charge against any monies held by it for the accounts of PVIT the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from PVIT. State Street will be entitled to reimbursement by PVIT for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that (a) State Street would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) State Street is obligated to reimburse the Subcustodian therefor.

7.	TERM AND TERMINATION. The initial term of this Agreement is for a period of one (1) year. Thereafter, PVIT or State Street may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than sixty (60) days prior to the date upon which such termination will take effect. Upon termination hereof:

A.	PVIT will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

B.	PVIT will designate a successor investment accounting and recordkeeping agent (which may be PVIT) by Instruction to State Street;

C.	PVIT will designate a successor custodian by Instruction to State Street. In the event no such Instruction has been delivered to State Street on or before the date when such termination becomes effective, then State Street may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that PVIT will reimburse State Street for its costs and expenses, including reasonable attorney’s fees, incurred in connection therewith; and

D.	State Street will, upon payment of all sums due to State Street from PVIT hereunder, deliver at State Streets office (i) all accounts and records to the successor investment accounting and recordkeeping agent or, if none, to PVIT; and (ii) all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. State Street will cooperate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, State Street will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

In the event that accounts, records or Assets remain in the possession of State Street after the date of termination hereof for any reason other than State Street’s failure to deliver the same, State Street is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of State Street will remain in full force and effect.

8.	NOTICES. Notices, requests, instructions and other writings addressed to PVIT at the address set forth above, or at such other address as PVIT may have designated to State Street in writing, will be deemed to have been properly given to PVIT hereunder. Notices, requests, Instructions and other writings addressed to State Street at 801 Pennsylvania Avenue, Kansas City, Missouri 64105, Attention: Custody Department, or to such other address as it may have designated to PVIT in writing, will be deemed to have been properly given to State Street hereunder.

9.	THE SYSTEMS; CONFIDENTIALITY.

A.	If State Street provides PVIT direct access to the computerized investment portfolio custody, recordkeeping and accounting systems used by State Street (“Systems”) or if State Street and PVIT agree to utilize any electronic system of communication, PVIT agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

B.	PVIT will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of State Street (“Confidential Information”). PVIT agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. PVIT will return all such Confidential Information to State Street upon termination or expiration hereof.

C.	PVIT has been informed that the Systems are licensed for use by State Street from one or more third parties (“Licensors”), and PVIT acknowledges that State Street and Licensors have proprietary rights in and to the Systems and all other State Street or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of PVIT (collectively, the “Protected Information”). PVIT acknowledges that the Protected Information constitutes confidential material and trade secrets of State Street and Licensors. PVIT will preserve the confidentiality of the Protected Information, and PVIT hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. PVIT will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of PVIT’s obligations and undertakings contained in this Section.

D.	PVIT hereby represents and warrants to State Street that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. State Street EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

E.	State Street agrees to defend any claim or action brought against PVIT on the issue of infringement of any United States patent, copyright, trade secret or trademark by the Systems as used within the scope of this Agreement, and to indemnify PVIT against all damages and costs, subject to the provisions of Section 5 hereof, which may be assessed against them under any such claim or action.

10.	MISCELLANEOUS.

A.	This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the Commonwealth of Massachusetts without reference to the choice of laws principles thereof.

B.	All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

C.	The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

D.	No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

E.	The failure of any party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party’s rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

F.	The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

G.	This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

H.	If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

I.	This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

J.	Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between State Street and PVIT.

K.	Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder will not affect any rights or obligations of the other parties hereunder.

L.	Notice is hereby given that this Agreement has been executed on behalf of PVIT by the undersigned duly authorized representative of PVIT in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of PVIT and not upon any trustee, officer of shareholder of PVIT individually.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

STATE STREET BANK AND TRUST COMPANY		PIMCO VARIABLE INSURANCE TRUST

By:	/s/ Stephen L. Hilliard	By:	/s/ John P. Hardaway
Title:	Vice President	Title:	Treasurer

EXHIBIT A — INCOME AVAILABILITY SCHEDULE

Foreign—Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

Market	Income Policy	Market	Income Policy	Market	Income Policy

Argentina	Actual	Hong Kong	Contractual	Poland	Actual
Australia	Contractual	Hungary	Actual	Portugal	Contractual
Austria	Contractual	India	Actual	Russia	Actual
Bahrain	Actual	Indonesia	Actual	Singapore	Contractual
Bangladesh	Actual	Ireland	Actual	Slovak Republic	Actual
Belgium	Contractual	Israel	Actual	South Africa	Actual
Bermuda	Actual	Italy	Contractual	South Korea	Actual
*Bolivia	Actual	Ivory Coast	Actual	Spain	Contractual
Botswana	Actual	* Jamaica	Actual	Sri Lanka	Actual
Brazil	Actual	Japan	Contractual	Swaziland	Actual
Canada	Contractual	Jordan	Actual	Sweden	Contractual
Chile	Actual	Kenya	Actual	Switzerland	Contractual
China	Actual	Lebanon	Actual	Taiwan	Actual
Colombia	Actual	Luxembourg	Actual	Thailand	Actual
Cyprus	Actual	Malaysia	Actual	* Trinidad & Tobago	Actual
Czech Republic	Actual	Mauritius	Actual	* Tunisia	Actual
Denmark	Contractual	Mexico	Actual	Turkey	Actual
Ecuador	Actual	Morocco	Actual	United Kingdom	Contractual
Egypt	Actual	Namibia	Actual	United States	See Attached
**EurocIear	Contractual/Actual	Netherlands	Contractual	Uruguay	Actual
Euro CDs	Actual	New Zealand	Contractual	Venezuela	Actual
Finland	Contractual	Norway	Contractual	Zambia	Actual
France	Contractual	Oman	Actual	Zimbabwe	Actual

Market	Income Policy	Market	Income Policy	Market	Income Policy
Germany	Contractual	Pakistan	Actual
Ghana	Actual	Peru	Actual
Greece	Actual	Philippines	Actual

*	Market is not 17F-5 Eligible
**	For Euroclear, contractual income paid only in markets listed with Income Policy of Contractual

United States —

Income Type	DTC	FED	PTC	Physical
Dividends	Contractual	N/A	N/A	Actual
Fixed Rate Interest	Contractual	Contractual	N/A	Actual
Variable Rate Interest	Contractual	Contractual	N/A	Actual
GNMA I	N/A	N/A	Contractual PD + 1	N/A
GNMA II	N/A	N/A	Contractual PD ***	N/A
Mortgages	Actual	Contractual	Contractual	Actual
Maturities	Actual	Contractual	N/A	Actual

Exceptions to the above Contractual Income Policy include securities that are:

<	Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);

<	On loan under a self directed securities lending program other than State Street’s own vendor lending program;

<	Known to be in a condition of default, or suspected to present a risk of default or payment delay;

<	In the asset categories, without limitation, of Private Placements, Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.

<	Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;

<	Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.

***	For GNMA II securities, if the 19th day of the month is a business day, Payable/ Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.

EXHIBIT B — FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit PVIT’s (“Client’s”) account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that State Street has been instructed to transfer. State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any update executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. State Street shall execute payment orders in compliance with the selected Security Procedures and with the Client’s/Investment Manager’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. State Street will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford State Street a reasonable opportunity to act prior to executing the payment order. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied by State Street’s reasonable efforts.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, State Street or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street’s account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: State Street may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

SECURITY PROCEDURES SELECTION FORM

Please select one or more of the funds transfer security procedures indicated below.

☐	SWIFT SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. Selection of this security procedure would be most appropriate for existing SWIFT members.

☐	REMOTE BATCH TRANSMISSION Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and State Street and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high- volume business such as shareholder redemptions and dividend payments.

☐	TELEPHONE CONFIRMATION (CALL BACK) This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client’s location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

☐	TEST KEY Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. State Street will provide test keys if this option is chosen. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at State Street. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

☐	REPETITIVE WIRES For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by telephone or test key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures for as described by Telephone Confirmation (Call Back) or Test Key. This alternative is recommended whenever funds are frequently transferred between the same two accounts.

☐	STANDING INSTRUCTIONS Funds are transferred by State Street to a counter party on the Client’s established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures for Non-Repetitive Wire Transfers as described by Telephone Confirmation (Call Back) or Test Key. This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements.

☐	AUTOMATED CLEARING HOUSE (ACH) State Street or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client’s or its agent’s system to State Street’s or its agent’s system with encryption.

KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT

John Hardaway	Jeff Sargent
Name	Name

Address	Address

City/State/Zip Code	City/State/Zip Code

(949) 760-4465	(949) 760-4743
Telephone Number	Telephone Number

Facsimile Number

SWIFT Number

EXHIBIT C—REUTERS DATA SERVICE AGREEMENT

The undersigned acknowledges and agrees that some of the data being provided in the service by State Street to either Fund contains information supplied to State Street by Reuters America Inc. (“Reuters”) (the “Data”). Such Fund agrees that:

(i)	although Reuters makes every effort to ensure the accuracy and reliability of the Data, the Fund acknowledges that Reuters, its employees, agents, contractors, subcontractors, contributors and third party providers will not be liable for any loss, cost or damage suffered or incurred by the Fund arising out of any fault, interruption or delays in the Data or out of any inaccuracies, errors or omissions in the Data however such faults, interruptions, delays, inaccuracies, errors or omissions arise, unless due to the gross negligence or willful misconduct of Reuters;

(ii)	it will not transfer, transmit, recirculate by digital or analogue means, republish or resell all or part of the Data; and

(iii)	certain parts of the Data are proprietary and unique to Reuters.

The undersigned further agrees that the benefit of this clause will inure to the benefit of Reuters.

PIMCO VARIABLE INSURANCE TRUST

By:
Title:
Date:

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Argentina	Citibank, N.A.	—

Australia	Westpac Banking Corporation	—

Austria	Erste Bank der Öesterreichischen Sparkassen AG	—

Bahrain	The British Bank of the Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)	—

Bangladesh	Standard Chartered Bank	—

Belgium	Générale de Banque	—

Bermuda	The Bank of Bermuda Limited	—

Bolivia	Banco Boliviano Americano S.A.	—

Botswana	Barclays Bank of Botswana Limited	—

Brazil	Citibank, N. A.	—

Bulgaria	ING Bank N.V.	—

Canada	Canada Trustee Mortgage Company	—

Chile	Citibank, N.A.	—

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches	—

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	—

Costa Rica	Banco BCT S.A.	—

Croatia	Privredana Banka Zagreb d.d	—

Cyprus	Barclays Bank Plc. Cyprus Offshore Banking Unit	—

Czech Republic	Ceskoslovenská Obchodni Banka, A.S.	—

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Denmark	Den Danske Bank	—

Ecuador	Citibank, N.A.	—

Egypt	National Bank of Egypt	—

Estonia	Hansabank	—

Finland	Merita Bank Limited	—

France	Banque Paribas	—

Germany	Dresdner Bank AG	—

Ghana	Barclays Bank of Ghana Limited	—

Greece	National Bank of Greece S.A	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Hong Kong	Standard Chartered Bank	—

Hungary	Citibank Budapest Rt.	—

Iceland	Icebank Ltd.	—

India	Deutsche Bank AG; The Hongkong and Shanghai Banking Corporation Limited	—

Indonesia	Standard Chartered Bank	—

Ireland	Bank of Ireland	—

Israel	Bank Hapoalim B.M.	—

Italy	Banque Paribas	—

Ivory Coast	Société Générale de Banques en Côte d’Ivoire	—

Jamaica	Scotiabank Jamaica Trust and Merchant Bank, Ltd.	—

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Japan	The Daiwa Bank, Limited; The Fuji Bank Limited	Japan Securities Depository

Jordan	British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Kenya	Barclays Bank of Kenya Limited	—

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited	—

Latvia	JSC Hansabank-Latvija	—

Lebanon	British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Lithuania	Vilniaus Bankas AB	—

Malaysia	Standard Chartered Bank Malaysia Berhad	—

Mauritius	The Hongkong and Shanghai Banking Corporation Limited	—

Mexico	Citibank Mexico, S.A.	—

Morocco	Banque Commerciale du Maroc	—

Namibia	(via) Standard Bank of South Africa	—

Netherlands	MeesPierson N.V.	—

New Zealand	ANZ Banking Group (New Zealand) Limited	—

Norway	Christiania Bank og Kreditkasse	—

Oman	The British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Pakistan	Deutsche Bank AG	—

Peru	Citibank, N. A.	—

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Philippines	Standard Chartered Bank

Poland	Citibank (Poland) S.A. Bank Poiska Kasa Opieki S.A.	—

Portugal	Banco Comercial Portugues	—

Romania	ING Bank, N.V.	—

Russia	Credit Suisse First Boston, AO, Moscow (as delegate of Credit Suisse First Boston, Zurich)	—

Singapore	The Development Bank of Singapore Ltd.	—

Slovak Republic	Ceskoslovenska Obchodná Banka A.S.	—

Slovenia	Banka Austria d.d.	—

South Africa	Standard Bank of South Africa Limited	—

Spain	Banco Santander, S.A.	—

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	—

Swaziland	Barclays Bank of Swaziland Limited	—

Sweden	Skandinaviska Enskilda Banken	—

Switzerland	UBS AS	—

Taiwan-R.O.C.	Central Trust of China	—

Thailand	Standard Chartered Bank	—

Trinidad & Tobago	Republic Bank Ltd.	—

Tunisia	Banque Internationale Arabe de Tunisie	—

Turkey	Citibank, N.A.; Ottoman Bank	—

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories

Ukraine	ING Bank, Ukraine	—

United Kingdom	State Street Bank and Trust Company, London Branch	—

Uruguay	Citibank, N. A.	—

Venezuela	Citibank, N.A.	—

Zambia	Barclays Bank of Zambia Limited	—

Zimbabwe	Barclays Bank of Zimbabwe Limited	—

Euroclear	(The Euroclear System)/State Street London Limited	—

Cedel, S.A.	(Cedel Bank, société anonyme)/State Street London Limited	—

INTERSETTLE (for EASDAQ Securities)

EXHIBIT E

STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country	Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Argentina	-Caja de Valores S.A.

Australia	-Austraclear Limited; -Reserve Bank Information and Transfer System

Austria	-Öesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	-Caisse Interprofessionnelle de Dépôt et de Virement de litres S.A.; -Banque Nationale de Belgique

Brazil	-Companhia Brasileira de Liquidacao e -Custodia(CBLC) -Bolsa de Valores de Rio de Janeiro -All SSB clients presently use CBLC -Central de Custodia e de Liquidacão Financeira de Titulos

Bulgaria	-Central Depository AD -Bulgarian National Bank

Canada	-The Canadian Depositoryfor Securities Limited

People’s Republic of China	-Shanghai Securities Central Clearing and Registration Corporation; -Shenzhen Securities Central Clearing Co., Ltd.

Costa Rica	-Central de Valores S.A. (CEVAL)

Croatia	Ministry of Finance; -National Bank of Croatia

Chech Republic	-Stredisko cennýych papíru; -Czech National Bank

Denmark	-Vaerdipapircentralen (The Danish Securities Center)

Egypt	-Misr Company for Clearing, Settlement, and Central Depository

Estonia	-Eesti Väärtpaberite Keskdepositooruim

Finland	-The Finnish Central Securities Depository

France	-Société Interprofessionnelle pour la Compensation des Valeurs Mobilières (SICOVAM)

EXHIBIT E

STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country	Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Germany	-The Deutscher Börse Clearing AG

Greece	-The Central Securities Depository (Apothetirion Titlon AE)

Hong Kong	-The Central Clearing and Settlement System; -Central Money Markets Unit

Hungary	-The Central Depository and Clearing House (Budapest) Ltd.(KELER) [Mandatory for Gov’t Bonds only; SSB does not use for other securities]

India	-The National Securities Depository Limited

Indonexia	-Bank Indonesia

Ireland	-The Central Bank of Ireland, Securities Settlement Office

Israel	-The Tel Aviv Stock Exchange Clearing House Ltd.; -Bank of Israel

Italy	-Monte Titoli S.p.A.; -Banca d’Italia

Jamaica	-The Jamaican Central Securities Depository

Japan	-Bank of Japan Net System

Kenya	-Central Bank of Kenya

Republic of Korea	-Korea Securities Depository Corporation

Latvia	-The Latvian Central Depository

Lebanon	-The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.; - The Central Bank of Lebanon

Lithuania	-The Central Securities Depository of Lithuania

Malaysia	-The Malaysian Central Depository Sdn. Bhd.; -Bank Negara Malaysia, Scripless Securities Trading and Safekeeping Systems

Mauritius	-The Central Depository & Settlement Co. Ltd.

EXHIBIT E

STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country	Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Mexico	-S.D. INDEVAL, S.A. de C.V.(Institute para el Depósito de Valores);

Morocco	-Maroclear

The Netherlands	-Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF) -De Nederlandsche Bank N.V.

New Zealand	-New Zealand Central Securities Depository Limited

Norway	-Verdipapirsentralen (the Norwegian Registry of Securities)

Oman	-Muscat Securities Market

Pakistan	-Central Depository Company of Pakistan Limited

Peru	-Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines	-The Philippines Central Depository Inc. -The Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland	-The National Depository of Securities (Krajowy Depozyt Papierów Wartos’ ciowych); -Central Treasury Bills Registrar

Portugal	-Central de Valores Mobiliários (Central)

Romania	-National Securities Clearing, Settlement and Depository Co.; -Bucharest Stock Exchange Registry Division;

Singapore	-The Central Depository (Pte)Limited; -Monetary Authority of Singapore

Slovak Republic	-Stredisko Cenných Papierov; -National Bank of Slovakia

Slovenia	-Klirinsko Depotna Druzba d.d.

South Africa	-The Central Depository Limited

Spain	-Servicio de Compensación y Liquidación de Valores, S.A.; -Banco de España; Central de Anotaciones en Cuenta

EXHIBIT E

STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country	Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Sri Lanka	-Central Depository System (Pvt) Limited

Sweden	-Värdepapperscentralen AB (the Swedish Central Securities Depository)

Switzerland	-Schweizerische Effekten - Giro AG;

Taiwan – R.O.C.	-The Taiwan Securities Central Depository Company, Ltd.

-Thailand	-Thailand Securities Depository Company Limited

Tunisia	-Société Tunisienne Interprofessionelle de Compensation et de Dépôt de Valeurs Mobilières -Central Bank of Tunisia; -Tunisian Treasury

Turkey	-Takas ve Saklama Bankasi A.S. (TAKASBANK) -Central Bank of Turkey

Ukraine	-The National Bank of Ukraine

United Kingdom	-The Bank of England, The Central Gilts Office; The Central Moneymarkets Office

Uruguay	-Central Bank of Uruguay

Venezuela	-Central Bank of Venezuela

Zambia	-Lusaka Central Depository Limited -Bank of Zambia

AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

This Amendment to the Custody and Investment Accounting Agreement is made as of June 8, 2001 by and between STATE STREET BANK AND TRUST COMPANY (“State Street”), and PIMCO VARIABLE INSURANCE TRUST (“PVIT”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract referred to below.

WHEREAS, PVIT and State Street entered into a Custody and Investment Accounting Agreement dated as of January 1, 2000 (the “Contract”); and

WHEREAS, PVIT is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and PVIT has made each such series subject to the Contract (each such series, together with all other series subsequently established by PVIT and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio”, and, collectively, the “Portfolios”); and

WHEREAS, PVIT and State Street desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, PVIT and State Street desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.	Section 3, Paragraph Q of the Contract is hereby deleted.

II.	New Section 3, Paragraph Q of the Contract is hereby added, as of the effective date of this Amendment, as set forth below.

3.Q. Provisions Relating to Rule 17f-5

3.Q.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)).

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7 (as such term may be interpreted or modified by appropriate action of the SEC).

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the SEC).

3.Q.2. Delegation to State Street as Foreign Custody Manager. PVIT, by resolution adopted by its Board of Trustees (the “Board”), hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.Q. with respect to Foreign Assets of the Portfolios held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.Q.3. Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by PVIT with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.Q.6 hereof.

Upon the receipt by the Foreign Custody Manager of Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by PVIT, on behalf of its Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by PVIT shall be deemed to be an Instruction to open an account, or to place or maintain Foreign Assets, of each Portfolio of PVIT in each country listed on Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to PVIT. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by PVIT, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to PVIT with respect to the country as to which State Street’s acceptance of delegation is withdrawn.

3.Q.4. Scope of Delegated Responsibilities:

a. Selection of Eligible Foreign Custodians. Subject to the provisions of Section 3.Q., the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including without limitation, the factors specified in Rule 17f-5(c)(1), as amended from time to time.

b. Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that each arrangement with an Eligible Foreign Custodian is governed by a written contract and that such contract will satisfy the requirements of Rule 17f-5(c)(2), as amended from time to time.

c. Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall have established a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian under Rule 17f-5(c)(2). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate or no longer meet the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the Board in accordance with Section 3.Q.6 hereunder and State Street shall, upon Instruction, assist the Portfolios in withdrawing their assets from such Eligible Foreign Custodian as soon as reasonably practicable.

3.Q.5. Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.Q, the Board, or at its delegation PVIT’ s investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

3.Q.6. Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written quarterly reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.Q after the occurrence of the material change.

3.Q.7. Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of a Portfolio’s Foreign Assets would exercise.

3.Q.8. Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to PVIT that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5 and is otherwise eligible to serve as a Foreign Custody Manager under Rule 17f-5. PVIT represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Contract to State Street as the Foreign Custody Manager of PVIT’ s Portfolios.

3.Q.9. Effective Date and Termination of State Street as Foreign Custody Manager. The Board’s delegation to State Street as Foreign Custody Manager of PVIT’s applicable Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination of State Street as Foreign Custody Manager will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.Q.3 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.Q.10. Analysis and Monitoring Under Rule 17f-7. State Street shall (a) provide PVIT (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, as amended from time to time, in accordance with section (a)(1)(i)(A) of Rule 17f-7, as amended from time to time, and (b) monitor such risks on a continuing basis, and promptly notify PVIT (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7, as amended from time to time.

3.Q.11. Standard of Care Under Rule 17f-7. State Street agrees to exercise reasonable care, prudence and diligence in performing the requirements and duties set forth in Section 3.Q.10.

3.Q.12 Eligible Securities Depositories. State Street has made the determination that each depository institution listed on Schedule B hereto is an “Eligible Securities Depository” as defined in section (b)(1) of Rule 17f-7. State Street shall promptly inform PVIT if it becomes aware that any of the factors set forth in section (b)(1) of Rule 17f-7 no long apply to a depository institution listed on Schedule B hereto, as such factors may be interpreted or modified by appropriate action of the SEC from time to time, i.e., such depository institution no longer: (i) acts as or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or acts as a transnational system for the central handling of securities or equivalent book-entries, (ii) is regulated by a foreign financial regulatory authority as defined under Section 2(a)(50) of the Investment Company Act, (iii) holds assets for the custodian that participates in the system on behalf of PVIT under safekeeping conditions no less favorable than the conditions that apply to other participants, (iv) maintains records that identify the assets of each participant and segregates the system’s own assets from the assets of participants, (v) provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfer to or from any participant’s account, or (vi) is subject to periodic examination by regulatory authorities or independent accountants.

III.	New Section 3, Paragraph Y of the Contract is hereby added, as of the effective date of this Amendment, as set forth below.

3.Y. Provisions Relating to Custody of Assets Held Outside the United States

3.Y.1. Definitions. Capitalized terms in this Section 3.Y. shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian hereunder.

3.Y.2. Holding Securities. State Street shall identify on its books as belonging to each Portfolio the foreign securities held of such Portfolio placed with and maintained by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to that Portfolio and (ii), to the extent permitted by law in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

3.Y.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

3.Y.4. Transactions in Foreign Custody Account.

3.Y.4.1. Delivery of Foreign Assets. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(1)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

46

(2)	in connection with any repurchase agreement related to foreign securities;

(3)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(4)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(5)	to the issuer thereof, or its agent, far transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(6)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence, bad faith or willful misconduct;

(7)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(8)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(9)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(10)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(11)	in connection with the lending of foreign securities; and

(12)	for any other purpose, but only upon receipt of Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

3.Y.4.2. Payment of Portfolio Monies. Upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(1)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(2)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(3)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(4)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

(5)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(6)	for payment of part or all of the dividends received in respect of securities sold short;

(7)	in connection with the borrowing or lending of foreign securities; and

(8)	for any other purpose, but only upon receipt of Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

3.Y.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the

Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

State Street shall provide to the Board the information described on Schedule C hereto with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian or uses a Foreign Securities System at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

3.Y.5. Registration of Foreign Securities. A Portfolio’s foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of such Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing (provided, however, that such registration indicates such foreign securities as having been held for the benefit of customers and not, in any event, for the benefit of State Street or a Foreign Sub-Custodian or any nominee thereof), and PVIT on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

3.Y.6. Bank Accounts. State Street shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

3.Y.7. Collection of Income. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which any Portfolio shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, PVIT and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

3.Y.8. Shareholder Rights. With respect to the foreign securities held pursuant to this Agreement, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. PVIT acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of PVIT to exercise shareholder rights.

3.Y.9. Communications Relating to Foreign Securities. State Street shall transmit promptly to PVIT written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of PVIT’s Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to PVIT written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent State Street’s negligence, misfeasance or misconduct, State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

3.Y.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub- Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street, and PVIT and each Portfolio from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At PVIT’s election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that PVIT and any applicable Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

3.Y.11. Tax Law. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on PVIT, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof unless and to the extent that such liability or obligation arises due to State Street’s negligence, misfeasance or misconduct. It shall be the responsibility of PVIT to notify State Street of the obligations imposed on PVIT with respect to its Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist PVIT with respect to any claim for exemption or refund under the tax law of countries for which PVIT has provided such information.

3.Y.12. Liability of Custodian. Except as may arise from State Street’s own negligence, misfeasance or willful misconduct or the negligence, misfeasance or willful misconduct of a Foreign Sub-Custodian, State Street shall be without liability to PVIT for any loss, liability, claim or expense to the extent that such loss, liability, claim or expense results directly from or is caused directly by Country Risk. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

IV.	Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If State Street is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3, Paragraph Q hereof, in the event of any conflict between the provisions of Section 3, Paragraph Q and Section 3, Paragraph Y hereof, the provisions of Section 3, Paragraph Q shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK and TRUST COMPANY

By:	/s/ Stephen Hilliard
Name:	Stephen Hilliard
Title:	Senior Vice President

PIMCO VARIABLE INSURANCE TRUST

By:	/s/ John P. Hardaway
Name:	John P. Hardaway
Title:	Treasurer

SCHEDULE A

STATE STREET GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Osterreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Fortis Bank nv-sa

Bermuda	The Bank of Bermuda Limited

Bolivia	Citibank, N. A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Canada	State Street Trust Company Canada

Chile	Citibank, N.A.

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

STATE STREET GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian

Croatia	Privredna Banka Zagreb d.d

Cyprus	The Cyprus Popular Bank Ltd.

Czech Republic	Ĉeskoslovenská Obchodní Banka, A.S.

Denmark	Den Danske Bank

Ecuador	Citibank, N.A.

Egypt	Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	Hansabank

Finland	Merita Bank Pic.

France	BNP Paribas, S.A.

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Hong Kong	Standard Chartered Bank

Hungary	Citibank Rt.

Iceland	Icebank Ltd.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank

Ireland	Bank of Ireland

STATE STREET GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas, Italian Branch

Ivory Coast	Societe Generale de Banques en Cote d’lvoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan	The Fuji Bank, Limited

The Sumitomo Bank, Limited

Jordan	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East

Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Citibank Mexico, S.A.

Morocco	Banque Commerciale du Maroc

STATE STREET GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian

Namibia	Standard Bank Namibia Limited

Netherlands	Fortis Bank (Nederland) N. V.

New Zealand	ANZ Banking Group (New Zealand) Limited

Norway	Christiania Bank og Kreditkasse ASA

Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	BankBoston, N.A.

Peru	Citibank, N.A

Philippines	Standard Chartered Bank

Poland	Citibank (Poland) S.A.

Portugal	Banco Comercial Portugues

Qatar	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	Credit Suisse First Boston AO - Moscow (as delegate of Credit Suisse First Boston - Zurich)

Singapore	The Development Bank of Singapore Limited

STATE STREET GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian

Slovak Republic	Ĉeskoslovenská Obchodní Banka, A.S.

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Standard Bank of South Africa Limited

Spain	Banco Santander Central Hispano S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, N.A.

Ukraine	ING Bank Ukraine

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de Dépôts et de Virements de Titres, S.A.

Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidação e Custódia

Bulgaria	Central Depository AD

Bulgarian National Bank

Canada	Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	Shanghai Securities Central Clearing & Registration Corporation

Shenzhen Securities Central Clearing Co., Ltd.

Colombia	Depósito Centralizado de Valores

Costa Rica	Central de Valores S.A.

Croatia	Ministry of Finance

National Bank of Croatia

Središnja Depozitarna Agencija d.d,

Country	Depositories

Czech Republic	Stredisko cennŷch papiru

Czech National Bank

Denmark	Vaerdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository

Estonia	Eesti Väärtpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Société Interprofessionnelle pour la Compensation

Germany	Clearstream Banking AG, Frankfurt

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Central Securities Depository (Apothetirion Titlon AE)

Hong Kong	Central Clearing and Settlement System

Central Moneymarkets Unit

Hungary	Központi Elszámolóhaz és Értéktár (Budapest) Rt. (KELER)

India	National Securities Depository Limited

Central Depository Services India Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Ireland	Central Bank of Ireland Securities Settlement Office

Country	Depositories

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Banca d’Italia

Ivory Coast	Depositaire Central - Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Japan Securities Depository Center (JASDEC) Bank of Japan Net System

Kenya	Central Bank of Kenya

Republic of Korea	Securities Depository

Latvia	Latvian Central Depository

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Banque du Liban

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd.

Bank Negara Malaysia, Scripless Securities Trading and Safekeeping

Mauritius	Central Depository and Settlement Co. Ltd.

Bank of Mauritius

Mexico	S.D. INDEVAL (Instituto para el Depósito de Valores)

Morocco	Maroclear

Netherlands	Nederlands Centraal Instituut voor Giraal EffectenverkeerB.V. (NECIGEF)

Country	Depositories

New Zealand	New Zealand Central Securities Depository Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones, Institution de Compensation y Liquidation de Valores S.A

Philippines	Philippine Central Depository, Inc.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papierów Wartosciowych SA)

Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliarios

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	National Securities Clearing, Settlement and Depository Company

Bucharest Stock Exchange Registry Division

National Bank of Romania

Singapore	Central Depository (Pte) Limited

Monetary Authority of Singapore

Country	Depositories

Slovak Republic	Stredisko cennych papierov

National Bank of Slovakia

Slovenia	Klirinsko Depotna Druzba d.d.

South Africa	Central Depository Limited

Share Transactions Totally Electronic (STRATE) Ltd.

Spain	Servicio de Compensación y Liquidación de Valores, S.A.

Banco de España, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vardepapperscentralen VPC AB (Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisia	Société Tunisienne Interprofessionelle pour - la Compensation et de Dépôts des Valeurs Mobilières

Turkey	Takas ve Saklama Bankasi A.Ş. (TAKASBANK)

Central Bank of Turkey

Ukraine	National Bank of Ukraine

United Kingdom	Central Gilts Office and Central Moneymarkets Office

Venezuela	Banco Central de Venezuela

Zambia	LuSE Central Shares Depository Limited

Country	Depositories

Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (Frequency)	Brief Description

The Guide to Custody in World Markets (annually)	An overview of safekeeping and settlement practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)	Information relating to the operating history and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey (annually)	With respect to each market in which State Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund’s ability to recover in the event of a loss by a Foreign Sub-custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the subcustodian contracts State Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):	Developments of interest to investors in the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary):	With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street’s ability to deliver expected levels of service.

AMENDMENT TO

CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

AMENDMENT dated March 30, 2010 to the Custody and Investment Accounting Agreement (the “Agreement”) entered into on January 1, 2000 by and between State Street Bank and Trust Company (“State Street”) and PIMCO Variable Insurance Trust (“PVIT”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement and amendment described herein.

WHEREAS, pursuant to the Agreement, State Street is appointed as custodian of the assets of PVIT’s investment portfolio(s) and as PVIT’s agent to perform certain investment accounting and recordkeeping functions; and

WHEREAS, PVIT desires to amend the Agreement to appoint State Street as the custodian and investment accounting and recordkeeping agent for the investment portfolio of PIMCO Equity Series VIT (“Equity Series VIT”) and each series thereof (each, an “Equity Fund”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the Parties hereby agree to amend the Agreement pursuant to the terms thereof, as follows:

I.	Introduction

The introductory paragraph to the Agreement is hereby deleted, and the following new introductory paragraph is added to the Agreement, as of the effective date of this Amendment, as set forth below.

THIS AGREEMENT is made effective the 1st day of January, 2000 by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111 (“State Street”), and EACH REGISTERED INVESTMENT COMPANY LISTED ON SCHEDULE A hereto, as it may be amended from time to time, incorporated herein by this reference, each having its principal office and place of business at 840 Newport Center Drive, Newport Beach, CA 92660 (each, a “Fund,” and collectively, the “Funds”).

II.	Equity Series VIT and Equity Funds

A.	Schedule A is hereby attached as an exhibit to the Agreement.

B.	PIMCO Variable Insurance Trust (“PVIT”) and PIMCO Equity Series VIT are hereby added to Schedule A to the Agreement.

C.	The definition of “Fund,” as used in the Agreement, is hereby amended to include PVIT and the Equity Series VIT.

D.	“Portfolio” is hereby defined to mean the applicable Fund’s investment portfolio or portfolios, including the relevant assets of all currently existing investment portfolios of such Fund and any investment portfolio thereof created in the future.

E.	References to PVIT in the Agreement are hereby replaced with references to “Portfolio” or “the applicable Portfolio,” as applicable.

II.	Confidentiality

Section 9 of the Agreement is hereby deleted, and new Section 9 of the Agreement is hereby added, as of the effective date of this Amendment, as set forth below.

CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (ii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including a Fund or Portfolio, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund or Portfolio.

III.	Multiple Portfolios

The following section is added as new Section 10 to the Agreement and sections thereafter and references thereto are renumbered accordingly.

10.	MULTIPLE PORTFOLIOS. If a Fund is comprised of more than one Portfolio:

A.	Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to a Portfolio is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason. The assets of one Portfolio cannot be used to satisfy the liabilities or obligations of another Portfolio under this Agreement.

B.	State Street may be appointed as custodian and investment accounting and recordkeeping agent for additional Portfolios from time to time by written notice, provided that State Street consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by State Street and the Funds.

IV.	Information Privacy Standards

The following new Paragraph “M” is added to Section 10 (new Section 11) of the Agreement:

INFORMATION PRIVACY STANDARDS. The Custodian will comply with all federal and state privacy laws that it deems applicable to its custody business, including 201 CMR 17.00 et seq., Massachusetts Standards for the Protection of Personal Information, as amended.

V.	Other

This Amendment may not be assigned by either party without the consent of the other party.

Except as expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms.

The Parties represent and warrant that all of the representations, warranties and undertakings made in the Agreement continue to be true as of the date of this Amendment and will continue in full force and effect until further notice.

VI.	Effectiveness

This Amendment shall be effective upon its execution hereof and may be executed in counterparts, each of which shall be deemed to be an original.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kenneth A. Bergeron

	Name:	Kenneth A. Bergeron

	Title:	Senior Vice President

PIMCO VARIABLE INSURANCE TRUST

By:	/s/ Peter G. Strelow

	Name:	Peter G. Strelow

	Title:	Vice President

PIMCO EQUITY SERIES VIT

By:	/s/ Peter G. Strelow

	Name:	Peter G. Strelow

	Title:	Vice President